SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 28, 2007

MEDIAVEST, INC.
(Exact name of registrant as specified in its charter)

New Jersey	00-10039	22-2267658
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067

(Address of principal executive
offices including zip code)

(310) 601-2500

(Registrant’s telephone number,
including area code)

N.A.
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 28, 2007, upon the appointment of James Lefkowitz as President of Mediavest, Inc. (the “Company”), the Company entered into an employment letter (the “Employment Letter”) with Mr. Lefkowitz, effective as of June 28, 2007. Pursuant to the Employment Letter, Mr. Lefkowitz will receive an initial base salary of $250,000 per year. Additionally, he will receive a signing bonus of $100,000, and will be eligible for bonus compensation at the discretion of the Company’s Board of Directors (the “Board”). Mr. Lefkowitz’s employment will be on an at-will basis and may be terminated by either party at any time.

Subject to the Board’s approval, and upon its adoption of a stock option plan, the Company will grant Mr. Lefkowitz an option to purchase 500,000 shares of the Company’s common stock (the “Option”). The Option will have an exercise price equal to the fair market value of the common stock as of the date of grant. One-third of the Option vested upon the commencement of Mr. Lefkowitz’s employment, and the remainder will vest equally on each of the first and second anniversaries thereof. The Option will be subject to the terms of a stock option agreement and a stock option plan, which will be provided upon the Board’s approval of thereof.

The foregoing description of the Employment Letter does not purport to be complete and is qualified in its entirety by reference to the Employment Letter, a copy of which is attached hereto as Exhibit 10.1.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On June 28, 2007, the Board terminated that certain letter agreement (the “Letter Agreement”), dated August 3, 2006, by and between the Company and David Chazen, pursuant to which Mr. Chazen was employed as President of the Company. Pursuant to the Letter Agreement, the Company had agreed to compensate Mr. Chazen for his services at a rate of $10,000 per month, beginning on September 1, 2006. The Letter Agreement was terminable by either party upon written notice to the other.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) On June 28, 2007, David Chazen resigned from his office of President of the Company. Mr. Chazen will continue to serve on the Company’s Board.

(c) In addition, on June 28, 2007, the Board appointed James Lefkowitz to serve as President of the Company, to be effective immediately. The Company entered into an Employment Letter with Mr. Lefkowitz, the terms of which are described in Item 1.01 above.

Mr. Lefkowitz is a twenty year entertainment industry veteran with a wide range of experience in law, business, finance, film and television. Mr. Lefkowitz joined Mediavest from Cantor Fitzgerald, where he was managing director of Cantor Entertainment. Prior to Cantor, Mr. Lefkowitz was an agent for eight years at Creative Artists Agency, the premiere talent agency in Hollywood, where he represented actors, writers and directors. He began his career as an attorney at the law firm of Manatt, Phelps, and Phillips in Los Angeles. He subsequently worked for six years as a business affairs executive at Walt Disney Studios and Touchstone Pictures. Mr. Lefkowitz is a graduate of the University of Michigan School of Business Administration and Michigan Law School.

There are no arrangements or understandings between Mr. Lefkowitz and any other person pursuant to which he was appointed as President of the Company. There are no transactions to which the Company is a party and in which Mr. Lefkowitz had a material interest that are required to be disclosed under Item 404(a) and (b) of Regulation S-B. Mr. Lefkowitz had been acting as a consultant with the Company, but has not previously held any employment or director positions with the Company, and has no family relations with any directors or executive officers of the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Letter, by and between the Company and James Lefkowitz, dated as of June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mediavest, Inc.
(Registrant)

Date: July 3, 2007	By:	/s/ Jay A. Wolf
Jay A. Wolf
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Employment Letter, by and between the Company and James Lefkowitz, dated as of June 28, 2007